UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 1, 2013

Date of Report (date of earliest event reported)

GBS ENTERPRISES INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	000-52223	27-375505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

585 Molly Lane

Woodstock, GA 30189

(Address of principal executive offices) (Zip Code)

(404) 891-1711

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2013, GBS Enterprises Incorporated, a Nevada corporation (the “Company”), entered into a Note Purchase and Security Agreement (the “Loan Agreement”) with Stephen D. Baksa (the “Lender”). Pursuant to the Loan Agreement, the Company issued a secured promissory note, dated April 29, 2013 (the “Note”), to the Lender for the principal amount of $200,000.00, bearing an annual interest rate of 3% and maturing on June 30, 2013 or such other time as described in more detail in the Note, without any penalty for prepayment. To secure the obligations of the Company under the Note, the Company granted the Lender a first priority security interest in certain financial holdbacks and notes payable as more fully described in the text of the document. The Note contains customary provisions upon an Event of Default, as more fully described in the full text of the document.

In connection with the execution of the Loan Agreement, on April 29, 2013, the Company issued the Lender two common stock purchase warrants (the “Warrants”) pursuant to which the Lender is entitled to purchase 100,000 shares of common at an exercise price of $0.25 from May 1, 2013 until April 30, 2016. The Company issued the Warrants pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) promulgated under the Securities Act in light of that the issuance was isolated and did not involve a public offering of securities.

The foregoing descriptions of the Loan Agreement, the Note, and Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the documents, which are filed as Exhibits 10.1 through 10.3 hereto and incorporated by reference herein.

On April 29, 2013, the Company entered into a Note Purchase and Security Agreement (the “Loan Agreement”) with Vitamin B Venture GmbH (the “Lender”). Pursuant to the Loan Agreement, the Company issued a secured promissory note, dated April 29, 2013 (the “Note”), to the Lender for the principal amount of $200,000.00, bearing an annual interest rate of 3% and maturing on June 30, 2013 or such other time as described in more detail in the Note, without any penalty for prepayment. To secure the obligations of the Company under the Note, the Company granted the Lender a first priority security interest in certain financial holdbacks and notes payable as more fully described in the text of the document. The Note contains customary provisions upon an Event of Default, as more fully described in the full text of the document.

In connection with the execution of the Loan Agreement, on April 29, 2013, the Company issued the Lender two common stock purchase warrants (the “Warrants”) pursuant to which the Lender is entitled to purchase 100,000 shares of common at an exercise price of $0.25 from May 1, 2013 until April 30, 2016.

The Company issued the Warrants pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) promulgated under the Securities Act in light of that the issuance was isolated and did not involve a public offering of securities.

Joerg Ott, the Chairman of the Board of Directors, has voting and dispositive control over Vitamin B Venture GmbH and is deemed to be the beneficial owner of the securities described above.

The foregoing descriptions of the Loan Agreement, the Note, and Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the documents, which are filed as Exhibits 10.4 through 10.6 hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation.

The disclosure of the Loan Agreements and the Notes under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01(d). Exhibits.

Exhibit No.	Description
10.1	Secured Promissory Note, dated April 29, 2013, by and between GBS Enterprises Incorporated and Stephen D. Baksa

10.2	Common Stock Purchase Warrant, issued April 29, 2013, by GBS Enterprises Incorporated to Stephen D. Baksa

10.3	Common Stock Purchase Warrant, issued April 29, 2013, by GBS Enterprises Incorporated to Stephen D. Baksa

10.4	Secured Promissory Note, dated April 29, 2013, by and between GBS Enterprises Incorporated and Vitamin B Venture GmbH

10.5	Common Stock Purchase Warrant, issued April 29, 2013, by GBS Enterprises Incorporated to Vitamin B Venture GmbH

10.6	Common Stock Purchase Warrant, issued April 29, 2013, by GBS Enterprises Incorporated to Vitamin B Venture GmbH

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBS ENTERPRISES INCORPORATED

Date: May 1, 2013	By:	/s/ Gary MacDonald
Name: Gary MacDonald
Title: Interim Chief Executive Officer
(Principal Executive Officer)